UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2026

Snail, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices) (Zip Code)

+1 (310) 988-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SNAL	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to ARK1 License Agreement

On April 6, 2026, Snail, Inc., a Delaware corporation, (the “Company”) entered into Amendment No. 3 to the Amended and Restated Exclusive Software License Agreement (the “Amendment”) with SDE Inc., a California corporation (“SDE”) through the Company’s wholly-owned subsidiary, Snail Games USA, Inc. SDE is controlled by Ying Zhou, a director of the Company and the spouse of Hai Shi, the Company’s Chief Executive Officer, Chief Strategy Officer, Chairman of the Board and Founder. The Amendment amends that certain Amended and Restated Exclusive Software License Agreement, dated January 1, 2022, which was previously amended on December 13, 2022, March 10, 2023, and October 1, 2023 (as amended, the “ARK1 License Agreement”) pursuant to which the Company holds an exclusive worldwide license from SDE to publish and sell ARK: Survival Evolved (“ASE Game”) and ARK: Survival Ascended (“ASA Game”). The Amendment is effective as of April 1, 2026.

Prior to the Amendment, the ARK1 License Agreement provided for the Company to pay to SDE (i) licensing fees of $2 million per month, provided that such obligation shall cease upon the public release of the sequel ARK 2; (ii) following the ASA Launch Date (as defined in the ARK1 License Agreement), royalties of 25% of the Company’s total revenue related to ASA Game and 60% of the Company’s total revenue related to ASE Game; and (iii) a one-time payment of $5 million upon the release of any downloadable content (“DLC”) after October 1, 2023.

The Amendment reduces the licensing fees to $1.5 million per month, provided that such obligation shall cease upon the public release of the sequel ARK 2, and replaces the one-time payment set forth above for each DLC with a one-time payment of $5 million upon the release of certain DLCs after October 1, 2023, excluding, among others, DLCs that were originally included in ASA Game.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Outsourcing Agreement with Suzhou Snail

On April 6, 2026, the Company entered into a Software Development Outsourcing Agreement (the “Development Agreement”) with Suzhou Snail Digital Technology Co., Ltd. (“Suzhou Snail”) through the Company’s wholly-owned subsidiary, Snail Games USA, Inc. Mr. Shi is the founder and a director of Suzhou Snail, and Ms. Zhou is a vice president and director of Suzhou Snail. The Development Agreement provides for Suzhou Snail to carry out technical development for the Company’s Project Aether game, with the Company retaining all copyright, ownership, and other intellectual property for the game. The Company agreed to pay to Suzhou Snail an aggregate of $1.966 million in four quarterly installments of $491,500, beginning in the second quarter of 2026.

The foregoing description of the Development Agreement does not purport to be complete and is qualified in its entirety by reference to the Development Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to the Amended and Restated Exclusive Software License Agreement, dated April 6, 2026, by and between SDE Inc., a California corporation, and Snail Games USA, Inc, a California Corporation
10.2	Software Development Outsourcing Agreement, dated April 6, 2026, by and between Suzhou Snail Digital Technology Co., Ltd., a limited liability company incorporated under the laws of the People’s Republic of China, and Snail Games USA, Inc, a California Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAIL, INC.

Date: April 9, 2026	By:	/s/ Hai Shi
	Name:	Hai Shi
	Title:	Founder, Chief Executive Officer, Chief Strategy Officer and Chairman of the Board of Directors